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Exhibit  23(h)(11)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                December 29, 1999
                           (As amended March 1, 2003)

Name of Fund/Class                    Expense Limitation for Fund/Class
------------------                    ---------------------------------
Nationwide Small Cap Index Fund
     Class A                                        0.79%*
     Class B                                        1.39%*
     Class C                                        1.39%*
     Institutional Class                            0.29%*

     Class A                                        4.00%**
     Class B                                        4.00%**
     Class C                                        4.00%**
     Institutional Class                            4.00%**

Nationwide Mid Cap Market Index Fund
     Class A                                        0.81%*
     Class B                                        1.41%*
     Class C                                        1.41%*
     Institutional Class                            0.31%*

Nationwide International Index Fund
     Class A                                        0.86%*
     Class B                                        1.46%*
     Class C                                        1.46%*
     Institutional Class                            0.36%*

     Class A                                        4.00%**
     Class B                                        4.00%**
     Class C                                        4.00%**
     Institutional Class                            4.00%**


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Nationwide Bond Index Fund
     Class A                                        0.81%*
     Class B                                        1.41%*
     Class C                                        1.41%*
     Institutional Class                            0.31%*

     Class A                                        4.00%**
     Class B                                        4.00%**
     Class C                                        4.00%**
     Institutional Class                            4.00%**
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*  Effective until at least February 29, 2004.  These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

**   Effective until at least March 1, 2011.


                                    GARTMORE  MUTUAL  FUNDS


                                    By:    /s/ JAMES BERNSTEIN
                                    Name:  James Bernstein
                                    Title: Assistant Secretary

                                    GARTMORE MUTUAL FUND CAPITAL TRUST


                                    By:    /s/ GERALD J. HOLLAND
                                    Name:  Gerald J. Holland
                                    Title: SVP - CAO


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